UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 28, 2011

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On January 28, 2011, Game Trading Technologies, Inc., (the “Company”) and its wholly owned subsidiary, Gamers Factory, Inc. (“Gamers” and collectively with the Company, the “Borrower”), entered into the first amendment (the “First Amendment”)to the amended and restated loan agreement, dated November 23, 2010  (the “Amended Loan Agreement”) with Bank of America, N.A (the “Bank”).

The First Amendment provides that the revolving line of credit to the Borrower is now equal to the lesser of (i) $5,000,000 or the sum of (a) (i) for the period lasting from December 31, 2010 through and including February 15, 2011, 85% of the balance due on Acceptable Receivables (as defined in the Amended Loan Agreement) and (ii) thereafter, 80% of the balance due on Acceptable Receivables (as defined in the Amended Loan Agreement) and (b) (i) for the period lasting from December 31, 2010 through and including February 15, 2011, the lesser of $2,000,000 or 25% of the value of Acceptable Inventory (as defined in the Amended Loan Agreement) and (ii) thereafter, the lesser of $1,500,000 or 20% of the value of Acceptable Inventory (as defined in the Amended Loan Agreement).

The foregoing information is a summary of the agreement described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review this agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01       Financial Statements and Exhibits.

(d)            Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Loan Agreement, dated as of January 28, 2011, by and among Game Trading Technologies, Inc., Gamers Factory, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: February 3, 2011	By:	/s/ Richard Leimbach
	Name:	Richard Leimbach
	Title:	Chief Financial Officer

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